UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 8, 2006

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On November 8, 2006, Blue Coat Systems, Inc. (the “Company”) received a written Staff Determination notice from the Nasdaq Stock Market stating the Company is not in compliance with Nasdaq’s Marketplace Rule 4350(d)(2) because the Registrant does not have an audit committee comprised of at least three members, each of whom must be independent. Therefore, the Company’s securities are subject to delisting.

The Company must fill the vacancy that arose due to the unfortunate passing of Jay Shiveley, who served as an independent director on the Company’s Board of Directors and as an audit committee member.

Nasdaq will provide the Company until the earlier of the next annual shareholders’ meeting or October 20, 2007 to regain compliance with this requirement. The Company and its Board of Directors are in the process of identifying a qualified member to fill the vacancy on the audit committee.

As a result of the Company’s noncompliance, Nasdaq will broadcast an indicator over its market data dissemination network noting the Company’s non-compliance on or about November 14, 2006. The presence of an indicator does not constitute a trading halt or delisting.

A copy of the press release issued on November 13, 2006 announcing the receipt of the notice is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated November 13, 2006, announcing notification from the Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: November 13, 2006	By:	/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated November 13, 2006, announcing notification from the Nasdaq Stock Market.